EXHIBIT 99.1

Akorn Provides Third Quarter 2016 Results

- Q3 2016 Revenue Increase of 11% to $284 million -

- Q3 2016 GAAP EPS of $0.38; Adjusted Q3 2016 EPS of $0.56 -

- Updates 2016 Revenue, EPS and Adjusted EBITDA Guidance -

- Repurchased $25 Million of Shares -

- Conference Call and Webcast to Be Held November 3, 2016 at 10:00 a.m. EDT -

LAKE FOREST, Ill., Nov. 03, 2016 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty generic pharmaceutical company, today announced its financial results for the third quarter of 2016.

Akorn reported net revenue of $284 million for the third quarter 2016, an 11% increase from the third quarter 2015.

GAAP net income for the third quarter 2016 was $48 million, or $0.38 per diluted share, compared to GAAP net income of $48 million, or $0.39 per diluted share, for the same quarter of 2015. Including a net adjustment of $22 million to net income for non-GAAP items, adjusted diluted earnings per share for the third quarter 2016 were $0.56, compared to $0.56 in the same quarter 2015, after a net adjustment of $22 million to net income for non-GAAP items.

Raj Rai, Akorn’s Chief Executive Officer, commented, "We are pleased with our third quarter results. We remain focused on investing in our company to support future growth endeavors through expansion of our research and development capabilities, modernization of our plants, expansion of our capacities and technology enhancements.”

Rai further added, “We expect to finish the year with strong results and momentum, despite the regulatory challenges and industry headwinds.  We completed a $25 million share buyback in the third quarter, however, our focus for capital deployment is on business development opportunities to further enhance our long-term growth prospects.”

Earnings before interest, taxes, depreciation and amortization was $117 million for the third quarter 2016 compared to $108 million for the third quarter 2015. Adjusted EBITDA, which is another non-GAAP measure used by management to evaluate the continuing operations of the Akorn business, was $127 million for the third quarter 2016, compared to $125 million for the third quarter 2015. As of the quarter ended September 30, 2016, Akorn had GAAP debt of $832 million and trailing twelve months net debt to adjusted EBITDA ratio of approximately 1.3x.

2016 Guidance Update:

The Company expects that full year net revenue, GAAP diluted earnings per share, adjusted diluted earnings per share and adjusted EBITDA to increase as compared to the previously communicated range. Accordingly, the Company has revised guidance as denoted in the table below:

in millions, excluding percentages and per share amounts	2016 Original Guidance	2016 Updated Guidance
Net Revenue	$1,060 - $1,080	$1,125
GAAP diluted earnings per share	$1.56 - $1.66	$1.65
Adjusted diluted earnings per share (non-GAAP)	$2.10 - $2.20	$2.25
Adjusted EBITDA (non-GAAP)	$485 - $505	$515

R&D Update:

At October 31, 2016, Akorn had 83 ANDAs pending at the FDA, representing approximately $9 billion in annual branded and generic market value according to IMS Health. Akorn has over 75 additional ANDAs in various stages of development, representing approximately $13 billion in annual branded and generic market value according to IMS Health.

Status of Akorn Pending ANDA Filings, October 31, 2016:

Filed Age		Tentative		< 24 Months		24 - 36 Months		> 36 Months		Total
values in millions		Count	Value *	Count	Value *	Count	Value *	Count	Value *	Count	Value *
Ophthalmic	Brand	5	$669	2	$141	3	$316	7	$3,513	17	$4,639
	Generic	—	—	1	56	3	153	6	131	10	340
Injectable	Brand	1	496	2	259	3	1,161	3	339	9	2,255
	Generic	1	8	6	85	9	521	9	213	25	827
Topical	Brand	—	—	1	8	1	12	1	33	3	53
	Generic	—	—	2	44	6	332	—	—	8	376
Other	Brand	—	—	—	—	—	—	—	—	—	—
	Generic	—	—	4	111	2	76	5	70	11	257
Total		7	$1,173	18	$704	27	$2,571	31	$4,299	83	$8,747

* The IMS market size, shown in millions, is based on the IMS data for the trailing 12 months ended September 30, 2016 and excludes any trade and customary allowances and discounts. The IMS market size is not a forecast of our future sales.

Cranbury, New Jersey R&D Facility:

Subsequent to the quarter ended September 30, 2016, the Company expanded its R&D footprint by opening a facility in the New Jersey pharmaceutical corridor which has the capacity to house up to 40 scientists devoted to product development and the filing of ANDA's to facilitate the Company's strategy to replenish and enhance its pipeline. Product development is expected to focus on alternate dosage form generics including topicals, nasals, and ophthalmics.  Akorn is actively recruiting for a number of new R&D scientist and leadership positions that will be based at this new facility.

Stock Repurchase Program:

During the quarter ended September 30, 2016, the Company repurchased 0.9 million shares at an average price of $27.74. As of September 30, 2016, the Company had $175 million remaining on the repurchase authorization.

Conference Call and Webcast Details:

As previously announced, Akorn’s management will hold a conference call with interested investors and analysts at 10:00 a.m. EDT on November 3, 2016 to discuss these results and updates in more detail. The dial-in number to access the call is (844) 249-9382 in the U.S. and Canada and +1 (270) 823-1530 for international callers. The conference ID is 96008765. To access the live webcast, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

A webcast replay of the conference call will be available shortly following the conclusion of the call and will be available for 90 days. To access the webcast replay, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

About Akorn:

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures:

To supplement Akorn’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including (1) EBITDA, (2) adjusted EBITDA, (3) adjusted net income, (4) adjusted diluted earnings per share, (5) net debt, (6) net debt to adjusted EBITDA ratio, (7) adjusted tax and (8) adjusted tax rate. These non-GAAP measures adjust for certain specified items that are described in the release. The Company believes that each of these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn’s management uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share in managing and analyzing its business and financial condition. The Company uses net debt and net debt to EBITDA ratio to analyze the financial capacity for further leverage and in analyzing the business and financial condition. Adjusted tax and adjusted tax rate are utilized as management believes it adds comparability through the elimination of discrete tax events which are unrelated to the continuing cash flows of the Company. Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that these non-GAAP financial measures used to present financial guidance are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measures.

EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation, amortization and impairment of long-lived assets.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation, amortization and impairment of long-lived assets
  Amortization of acquisition related inventory step-up
  Non-cash expenses, such as share-based compensation expense, and amortization of deferred financing costs
  Other adjustments, such as legal settlements, restatement expenses and various acquisition and disposition related expenses
  Less gains from executive bonus clawback of 2014 bonuses
  Less gains (or plus losses) on foreign currency transactions

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  Intangible asset amortization and impairment
  Non-cash expenses, such as non-cash interest, share-based compensation expense, and amortization of financing costs
  Other adjustments, such as legal settlements, restatement expenses and various acquisition and disposition related expenses
  Amortization of acquisition-related inventory step-up
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures
  Less gains from executive bonus clawback of 2014 bonuses
  Less tax benefits from the early adoption of ASU 2016-09
  Less an estimated tax provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above

Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period. The Company believes that adjusted net income and adjusted diluted earnings per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

Net debt, as defined by the Company, is gross debt including Akorn’s term loan and revolving debt balances (if applicable) less cash and cash equivalents.

Net debt to Adjusted EBITDA ratio, as defined by the Company, is net debt divided by the trailing twelve months Adjusted EBITDA.

In addition, as may be used in this press release, adjusted tax and adjusted tax rate exclude the impact of all the above adjustments on tax.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company’s results of operations without including all events during a period. For example, Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures as presented in this press release.

Forward Looking Statements

This press release includes statements that may constitute "forward looking statements"  including our 2016 financial guidance; statements about the capacity and use of our new facility; statements about our portfolio of ANDAs both pending at the FDA and in other, earlier stages of development and other statements regarding Akorn's launches, regulatory approvals, goals and strategy. When used in this document, the words “anticipate,” "plan," "will," "continue," “believe,” “estimate” and “expect” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Factors that could cause or contribute to such differences include, but are not limited to: the difficulty of predicting the impact of the restatement on our future financial results; the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any; the impact of competitive products and pricing; the susceptibility of our generic and off patent pharmaceutical products to competition, substitution policies and reimbursement policies of the government; the timing and success of product launches; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations; the continuing consolidation of our customer base, which could adversely affect sales of our products; our dependence on a small number of distributors, the loss of any of which could have a material adverse effect; changes in the laws and regulations and such other risks and uncertainties outlined in the "Risk Factors" section of Akorn's Form 10-K filed with the SEC on May 10, 2016, Akorn's Form 10-Q filed with the SEC on August 4, 2016, and any subsequent filings with the SEC. Except as expressly required by law, Akorn disclaims any intent or obligation to update any forward-looking statements herein.

The addressable IMS market value figures presented in this press release outline the approximate aggregate size of the potential market, as estimated by IMS Health, and are not forecasts of our future sales.

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited), shown in thousands (except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues, net	$284,095	$256,801	$833,176	$705,099
Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	113,868	93,789	328,159	283,517
GROSS PROFIT	170,227	163,012	505,017	421,582

Selling, general and administrative expenses	47,074	45,031	150,131	110,225
Acquisition-related costs	23	230	356	1,712
Research and development expenses	10,618	10,439	28,965	30,303
Amortization of intangible assets	16,474	16,545	49,422	49,206
Impairment of intangible assets	9,210	—	9,368	—
TOTAL OPERATING EXPENSES	83,399	72,245	238,242	191,446
OPERATING INCOME	86,828	90,767	266,775	230,136
Amortization of deferred financing costs	(1,304)	(1,086)	(9,487)	(3,108)
Interest expense, net	(10,344)	(12,652)	(32,630)	(39,367)
Bargain purchase gain	—	—	—	849
Other non-operating income (expense), net	34	(3,014)	(2,597)	(5,809)

INCOME BEFORE INCOME TAXES	75,214	74,015	222,061	182,701
Income tax provision	27,305	26,048	70,273	64,688

CONSOLIDATED NET INCOME	$47,909	$47,967	$151,788	$118,013
CONSOLIDATED NET INCOME PER SHARE
CONSOLIDATED NET INCOME PER SHARE, BASIC	$0.38	$0.40	$1.24	$1.02
CONSOLIDATED NET INCOME PER SHARE, DILUTED	$0.38	$0.39	$1.21	$0.96

SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC	125,855	119,260	122,232	116,162
DILUTED	126,334	125,891	126,065	125,738

COMPREHENSIVE INCOME
Consolidated net income	$47,909	$47,967	$151,788	$118,013
Unrealized holding gain (loss) on available-for-sale securities, net of tax of $125 and $163 for the three month periods ended September 30, 2016 and 2015, and ($450) and ($51) for the nine month periods ended September 30, 2016 and 2015, respectively.	(212)	(277)	763	(87)
Foreign currency translation gain (loss), net of tax of ($591) and $1,714 for the three month periods ended September 30, 2016 and 2015 and ($194) and $731 for the nine month periods ended September 30, 2016 and 2015, respectively.	1,276	(3,332)	837	(1,419)
Pension liability adjustment gain (loss), net of tax of $0 for the three month period ended September 30, 2016 and $694 for the nine month period ended September 30, 2016, respectively.	161	—	(2,566)	—
COMPREHENSIVE INCOME	$49,134	$44,358	$150,822	$116,507

Condensed Consolidated Balance Sheets, shown in thousands (except share amounts):

	September 30, 2016 (Unaudited)	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$174,050	$346,266
Trade accounts receivable, net	262,999	150,621
Inventories, net	179,679	185,316
Available-for-sale securities, current	1,143	5,941
Prepaid expenses and other current assets	26,326	19,988
TOTAL CURRENT ASSETS	644,197	708,132
PROPERTY, PLANT AND EQUIPMENT, NET	216,041	179,614
OTHER LONG-TERM ASSETS
Goodwill	284,584	284,710
Product licensing rights, net	601,237	653,628
Other intangibles, net	208,834	211,361
Deferred tax assets	5,038	4,207
Long-term investments	114	129
Other non-current assets	866	764
TOTAL OTHER LONG-TERM ASSETS	1,100,673	1,154,799
TOTAL ASSETS	$1,960,911	$2,042,545
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$55,172	$46,019
Purchase consideration payable	4,987	4,967
Income taxes payable	4,762	23,670
Accrued royalties	12,724	19,378
Accrued compensation	18,552	15,866
Current maturities of long-term debt (net of current deferred financing costs)	—	52,779
Accrued administrative fees	31,418	37,094
Accrued expenses and other liabilities	27,879	31,603
TOTAL CURRENT LIABILITIES	155,494	231,376
LONG-TERM LIABILITIES:
Long-term debt (net of non-current deferred financing costs)	808,675	994,033
Deferred tax liability	176,814	188,808
Other long-term liabilities	9,932	6,763
TOTAL LONG-TERM LIABILITIES	995,421	1,189,604
TOTAL LIABILITIES	1,150,915	1,420,980
SHAREHOLDERS’ EQUITY
Common stock, no par value – 150,000,000 shares authorized; 125,234,041 and 119,427,471 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	521,268	458,659
Retained earnings	306,836	180,048
Accumulated other comprehensive loss	(18,108)	(17,142)
TOTAL SHAREHOLDERS’ EQUITY	809,996	621,565
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,960,911	$2,042,545

Condensed Consolidated Statements of Cash Flows (Unaudited), shown in thousands:

	Nine Months Ended September 30,
	2016	2015
OPERATING ACTIVITIES:
Consolidated net income	$151,788	$118,013
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	65,985	63,835
Amortization of debt financing costs	9,456	3,576
Impairment of intangible assets	9,368	2,627
Amortization of favorable contracts	—	53
Amortization of inventory step-up	—	4,682
Non-cash stock compensation expense	11,282	9,270
Non-cash interest expense	770	2,342
Deferred income taxes, net	(13,346)	(27,579)
Excess tax benefit from stock compensation	—	(47,997)
Non-cash gain on bargain purchase	—	(849)
Loss on extinguishment of debt	—	1,211
Loss on sale of available-for-sale securities	45	238
Other	(765)	—
Changes in operating assets and liabilities, net of acquisition:
Trade accounts receivable	(112,252)	52,056
Inventories, net	5,744	(41,177)
Prepaid expenses and other current assets	(6,349)	15,442
Trade accounts payable	5,698	9,357
Accrued expenses and other liabilities	(31,803)	86,999
NET CASH PROVIDED BY OPERATING ACTIVITIES	$95,621	$252,099
INVESTING ACTIVITIES:
Payments for acquisitions and equity investments, net of cash acquired	—	(26,908)
Proceeds from disposal of assets	5,966	2,459
Payments for other intangible assets	(3,875)	(3,135)
Purchases of property, plant and equipment	(48,884)	(21,628)
NET CASH USED IN INVESTING ACTIVITIES	$(46,793)	$(49,212)
FINANCING ACTIVITIES:
Net proceeds under stock option and stock purchase plans	8,891	11,917
Debt financing costs	(5,128)	(4,457)
Payment of contingent acquisition liabilities	—	(6,492)
Debt payments	(200,000)	(7,838)
Common stock repurchases	(25,000)	—
Excess tax benefit from stock compensation	—	47,997
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	$(221,237)	$41,127
Effect of exchange rate changes on cash and cash equivalents	193	(228)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(172,216)	$243,786
Cash and cash equivalents at beginning of period	346,266	70,679
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$174,050	$314,465
SUPPLEMENTAL DISCLOSURES:
Amount paid for interest	$33,022	$38,614
Amount paid (refunded) for income taxes, net	$103,103	$(4,064)
Non-cash conversion of convertible notes to common shares	$43,214	$43,309

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA (Unaudited), shown in thousands:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
NET INCOME	$47,909	$47,967	151,788	118,013

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	5,553	5,145	16,549	14,448
Amortization expense	16,474	16,545	49,422	49,206
Impairment expense	9,210	—	9,368	—
Interest expense, net	10,337	12,201	31,615	36,876
Non-cash interest expense	7	451	1,015	2,491
Income tax provision	27,305	26,048	70,273	64,688
EBITDA	$116,795	$108,357	$330,030	$285,722

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES

Acquisition-related expenses	23	230	356	1,712
Non-cash stock compensation expense	4,836	3,341	11,282	9,472
Bargain purchase gain	—	—	—	(849)
Loss (Gain) from asset sales	(7)	11	38	372
Amortization of inventory step-up	—	—	—	4,682
Debt financing costs	1,304	1,086	9,487	3,108
Restatement Expense	5,216	9,571	30,752	14,872
Loss on impairment	—	—	60	2,627
Executive bonus clawback	—	—	(1,087)	—
Insurance settlement receipt	(800)	—	(800)	—
Litigation settlement	52	2,750	3,530	4,050
ADJUSTED EBITDA	$127,419	$125,346	$383,648	$325,768

Reconciliation of GAAP Net Income to non-GAAP Adjusted Net Income (Unaudited), shown in thousands (except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
NET INCOME	$47,909	$47,967	$151,788	$118,013

INCOME TAX PROVISION	27,305	26,048	70,273	64,688

INCOME BEFORE INCOME TAXES	$75,214	$74,015	$222,061	$182,701

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Acquisition-related expenses (1)	23	230	356	1,712
Restatement expenses (2)	5,216	9,571	30,752	14,872
Non-cash stock compensation expense (2, 3, 4)	4,836	3,341	11,282	9,472
Non-cash interest expense (5)	7	451	1,015	2,491
Amortization expense (6)	16,474	16,545	49,422	49,206
Loss from asset sales (5)	(7)	11	38	372
Bargain purchase gain (5)	—	—	—	(849)
Intangible impairment (7)	9,210	—	9,368	—
Amortization of inventory step-up (4)	—	—	—	4,682
Debt financing costs (5)	1,304	1,086	9,487	3,108
Loss on impairment (3)	—	—	60	2,627
Executive Bonus Clawback (8)	—	—	(1,087)	—
Insurance settlement receipt (2)	(800)	—	(800)	—
Litigation settlement (5)	52	2,750	3,530	4,050

ADJUSTED INCOME BEFORE INCOME TAX	$111,529	$108,000	$335,484	$274,444

Option exercise tax impact (9)	356	—	11,829	—
ADJUSTED INCOME TAX PROVISION	40,910	37,906	112,442	96,234
TOTAL ADJUSTED INCOME TAX PROVISION	$41,266	$37,906	$124,271	$96,234

ADJUSTED NET INCOME	$70,263	$70,094	$211,213	$178,210

ADJUSTED DILUTED EARNINGS PER SHARE	$0.56	$0.56	$1.68	$1.42

(1) - Excluded from acquisition-related expenses
(2) - Excluded from S,G & A expenses
(3) - Excluded from R&D expenses
(4) - Excluded from cost of goods sold
(5) - Excluded from non-operating expenses
(6) - Excluded from amortization of intangibles
(7) - Excluded from impairment of intangibles
(8) - Excluded from other non-operating expenses, net
(9) - Included in income tax expense

Reconciliation of GAAP Debt to Non-GAAP Net Debt and Net Debt to adjusted EBITDA ratio (Unaudited), shown in thousands (except Net debt to adjusted EBITDA ratio):

September 30, 2016
Incremental term loan outstanding	$354,270
Existing term loan outstanding	477,667
Total debt outstanding	$831,937
Cash and cash equivalents	174,050
Net debt	$657,887

Adjusted EBITDA, trailing twelve months ended	$518,224

Net debt to adjusted EBITDA ratio	1.3

Reconciliation of GAAP Net Income Guidance to non-GAAP Adjusted Net Income Guidance, shown in millions (except per share amounts):

Preliminary Guidance (Unaudited)
GAAP Net Income, year ended December 31, 2016	$208
GAAP Net Income per diluted share, year ended December 31, 2016	$1.65

Add, year ended December 31, 2016:
Intangible asset amortization expense	$66
Share-based compensation expense	$15
Interest on convertible debt	$1
Amortization of deferred financing costs	$11
Restatement expenses	$36
Intangible impairment	$9
Other non-GAAP items, net	$2
Subtract, year ended December 31, 2016:
Tax effect of adjustments	($64)
Adjusted net income, year ended December 31, 2016	$284
Adjusted net income per diluted share, year ended December 31, 2016	$2.25

Shares used in computing net income per share, year ended December 31, 2016	126

Reconciliation of GAAP Net Income Guidance to non-GAAP Adjusted EBITDA Guidance, shown in millions:

Preliminary Guidance (Unaudited)
GAAP Net Income, year ended December 31, 2016	$208

Add, year ended December 31, 2016:
Depreciation and amortization expense	$87
Interest expense, net (cash and non-cash)	$44
Income tax provision	$103
Share-based compensation expense	$15
Amortization of deferred financing costs	$11
Restatement expenses, intangible impairment and other non-GAAP items, net	$47
Adjusted EBITDA, year ended December 31, 2016	$515

Investors/Media:
Stephanie Carrington
ICR, Inc.
(646) 277-1282
Stephanie.carrington@icrinc.com